Arthur Andersen LLP
                              33 West Monroe Street
                             Chicago, IL 60603-5385
                                Tel: 312-580-0033
                                www.andersen.com


June  17,  2002


Office  of  the  Chief  Accountant
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Dear  Sir/Madam:

We have read the 2nd, 3rd and 4th paragraphs of Item 4 included in the Form 8-K dated June 11, 2002, of Racing Champions ERTL Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very  truly  yours,

/s/  Arthur  Andersen  LLP
Arthur  Andersen  LLP